Exhibit 99.7

KRAFT FOODS GROUP, INC. THREE LAKES DRIVE NORTHFIELD, IL 60093 SCAN TO VIEW MATERIALS & VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING ADMISSION In order to attend the meeting, you must obtain an admission ticket by going to the “shareholder meeting registration” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M94096-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY KRAFT FOODS GROUP, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. A proposal to approve the Agreement and Plan of Merger, dated as of March 24, 2015, among H.J. Heinz Holding Corporation, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft Foods Group, Inc. (the “merger agreement”). 2. A proposal to approve, by non-binding advisory vote, the compensation that may become payable to Kraft Foods Group, Inc.’s named executive officers in connection with the merger of Kite Merger Sub Corp. with and into Kraft Foods Group, Inc. 3. A proposal to approve one or more adjournments of the special meeting of shareholders of Kraft Foods Group, Inc., if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal related to the merger agreement. For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

KRAFT FOODS GROUP, INC. SPECIAL MEETING OF SHAREHOLDERS , 2015 8:00 a.m. CDT [LOCATION] If you would like to attend the Special Meeting, you must obtain an admission ticket in advance as described in more detail in the Proxy Statement. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. KRAFT FOODS GROUP, INC. Special Meeting of Shareholders , 2015 8:00 a.m. CDT This proxy is solicited by the Board of Directors M94097-TBD This proxy is solicited by the Board of Directors for use at the Special Meeting of Shareholders on , 2015. The shares of stock held in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Kim K. W. Rucker and P h u o n g L a m and each or either of them with full power of substitution, to vote the shares on the matters shown on the reverse side of this card and any other matters which may come before the Special Meeting or any postponements or adjournments thereof. In addition, if you are a current or former Kraft employee and have investments in the Kraft Stock Fund(s) of the Kraft Foods Group, Inc. Thrift/TIP 401(k) Plans, the Kraft Canada Optional Pension Plan, the Kraft Canada Employee Savings Plan and/or the Kraft Canada Group Registered Retirement Savings Plan, on May 13, 2015, you are directing the plan(s) trustee(s) how to vote the shares allocated to your account(s). If your voting instructions are not received by 11:59 p.m. ET on [ _ _ _ _ _ ] , 2 0 1 5 , a s described in the Proxy Statement, the trustee(s) will vote the shares allocated to your Kraft Stock Fund account(s) in the same proportion as the respective plan shares for which voting instructions have been received, unless contrary to the Employee Retirement Income Security Act of 1974 (ERISA). If you are a participant in the Altria Deferred Profit Sharing Plan for Hourly Employees, the Altria Deferred Profit Sharing Plan for Salaried Employees, the Philip Morris International Deferred Profit Sharing Plan or the Miller Coors LLC Employee’s Retirement & Savings Plan, you are directing those plans’ trustees how to vote the shares allocated to your account(s). If your voting instructions are not received by 11:59 p.m. ET on [______], 2015, the trustees will vote the shares allocated to your account(s) in the same proportion as the respective plan shares for which voting instructions have been received, unless contrary to the Employee Retirement Income Security Act of 1974 (ERISA). Address changes/comments: (If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side